UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2020

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC
Warrants to purchase Common Stock	DRIOW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the 2020 Equity Incentive Plan

On October 14, 2020, DarioHealth Corp. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). At the 2020 Annual Meeting, the Company’s stockholders approved the Company's 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan previously had been approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”) on September 2, 2020. The Company’s officers and directors are among the persons eligible to receive awards under the 2020 Plan in accordance with the terms and conditions thereunder.

 A detailed summary of the  2020 Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting filed with the Securities and Exchange Commission on September 2, 2020 (the “Proxy Statement”) under the caption “Proposal 2: Incentive Plan Proposal,” which summary is incorporated herein by reference.

That detailed summary of the 2020 Plan is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached as Annex A to the Company’s Proxy Statement, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results of the 2020 Annual Meeting held on October 14, 2020, are set forth below. Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The stockholders elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

Director Name	For	Against	Abstain	Broker Non-Votes
Hila Karah	5,802,771	-	100,485	1,168,645

Dennis Matheis	5,894,252	-	9,004	1,168,645

Dennis M. McGrath	5,888,385	-	14,871	1,168,645

Erez Raphael	5,894,249	-	9,004	1,168,645

Yoav Shaked	5,888,388	-	14,865	1,168,645

Adam K. Stern	5,889,794	-	13,462	1,168,645

Richard B. Stone	5,883,400	-	19,856	1,168,645

Proposal No. 2 — Incentive Plan Proposal.

The stockholders approved the 2020 Plan. The 2020 Plan proposal required the affirmative vote of a majority of the stockholders entitled to vote at a meeting of the stockholders. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain	Broker Non-Votes
5,596,923	226,501	69,852	1,178,625

Proposal No. 3 — Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The stockholders approved the compensation of the Company’s named executive officers. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain	Broker Non-Votes
5,725,027	107,495	70,734	1,168,645

Proposal No. 4 — Ratification of Auditors.

The stockholders ratified the appointment of Kost Forer Gabbay& Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain
6,994,370	11,050	66,481

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2020	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary